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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB(continued)

                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in this Annual Report on Form 10-KSB of our audit report dated January 28, 2000, on the financial statements of Community Central Bank Corporation for the periods ended December 31, 1999 and 1998, which is included in the 1999 Stockholder Report of Community Central Bank Corporation.



S/ PLANTE & MORAN, LLP

Troy, Michigan

March 29, 2000
















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